EXHIBIT 99.1
News Release
Investor Contact: Erik Aldag, (212) 878-1831 Media Contact: Jared Kornblatt, (212) 878-1840
For Immediate Release July 20, 2022

Minerals Technologies Declares Quarterly Dividend

NEW YORK, July 20, 2022 – Minerals Technologies Inc. (NYSE: MTX) (“MTI” or “the Company”) today declared a regular quarterly dividend of $0.05 per share on the Company’s common stock. The dividend is payable on September 9, 2022, to stockholders of record on August 19, 2022.

About Minerals Technologies Inc.
New York-based Minerals Technologies Inc. (MTI) is a global resource- and technology-based company that develops, produces, and markets a broad range of specialty mineral, mineral-based and synthetic mineral products and related systems and services. MTI serves the consumer products, paper, packaging, foundry, steel, construction, environmental, energy, and polymer industries. The Company reported sales of $1.9 billion in 2021. For further information, please visit our website at www.mineralstech.com. (MTI-G)

###